Exhibit 10H*

                                 STOCK UNIT PLAN
                                       FOR
                             NON-EMPLOYEE DIRECTORS
                                       OF
                                TOYS "R" US, INC.

                          (Effective as of May 1, 1997)

      1. Purpose. The purpose of the Stock Unit Plan for Non-Employee Directors of Toys "R" Us, Inc. (the "Plan") is to provide certain directors of Toys "R" Us, Inc. (the "Corporation") with a vehicle for acquiring shares of common stock, $.10 par value per share, of the Corporation ("Common Stock") with elective deferrals of compensation (as defined below) due to them for their service and participation on the Board of Directors of the Corporation (the "Board") or any Committee thereof, or in the capacity of Chairman thereon or participation in meetings of the Board or any such Committee.

      2. Effective Date. The Plan shall become effective as of May 1, 1997.

      3. Eligibility. All directors of the Corporation who are not employees of the Corporation or of any subsidiary of the Corporation at the date of any Elective Deferral (as defined below) shall be eligible to participate in the Plan with respect to such Deferral (each, an "eligible director").

      4. Source of Shares. Shares of Common Stock utilized pursuant to the Plan shall be issued shares reacquired by the Corporation.

      5. Elective Deferral of Compensation.

      (a) Timing of Election. An Elective Deferral must be made prior to the beginning of each fiscal year of the Corporation with respect to compensation for such fiscal year, provided that any eligible director initially elected to the Board shall be entitled to elect to defer his or her compensation for the fiscal year (or remainder thereof) in which such election occurs by making an Elective Deferral at any time prior to the date of such eligible director's initial election as a director of the Corporation, and provided, further, that each eligible director may elect to defer such director's remaining compensation for the fiscal year in which the Plan is approved by the stockholders of the Corporation if such election is made at any time prior to the next meeting of the Board (or any Committee thereof of which such eligible director is a member) held after such approval. An election made under this paragraph 5 shall continue in effect until the end of the fiscal year of the Corporation (unless a longer period is specified) or until the death, resignation, removal or "retirement" (as defined below) of the eligible director, whichever shall occur first. Deferrals under this paragraph 5 shall be known as "Elective Deferrals."

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      (b) Amount of Deferral. An eligible director may elect to defer receipt of all or a specified portion of his or her (i) annual retainer, (ii) fees for chairing a Committee, serving as a member of the Executive Committee and attending meetings, and (iii) other similar compensation (collectively, "compensation"), receivable by such director for service as a director of the Corporation or on any Committee of the Board or as Chairman of any such Committee.

      (c) Manner of Electing Deferral. An eligible director shall elect to make an Elective Deferral by giving written notice to the Corporation in the form attached hereto as Exhibit A. Such notice shall include the percentage or amount of the Elective Deferral and the manner of payment of the Elective Deferrals upon termination of service as a director in a single sum or in annual installments not to exceed five.

      6. Deferred Compensation Account. The Corporation shall establish one or more deferred compensation accounts for each eligible director as provided below.

      (a) Stock Account. All Elective Deferrals shall be credited to a Stock Account established and maintained on the books of the Corporation subject to the terms and conditions set forth below. The Corporation shall credit to the Stock Account that number of shares of Common Stock (also referred to as "Stock Units") that are purchased with the portion of each deferred amount that the Broker has acquired for the benefit of the eligible director with respect to his or her Elective Deferrals, in the manner provided in paragraphs 7 and 8.

      (b) Dividend Account. On the date dividend payments are made on outstanding shares of Common Stock (the "Dividend Payment Date"), an amount equal to all dividends that would have been paid on shares of Common Stock credited to an eligible director's Stock Account shall be credited automatically to a Dividend Account established and maintained on the books of the Corporation. Any credit balance in the Dividend Account shall be used by the Broker to purchase additional shares of Common Stock in the manner provided in paragraph 8.

      7. Designation of Broker and Account With Broker.

      (a) Broker. Subject to paragraph 14, the Corporation has designated Smith Barney, Inc. (the "Broker") to open an account in the name of the Corporation for the benefit of each eligible director (an "Account"). The Corporation reserves the right to change such designation at any time without prior notice to eligible directors, and the Broker has reserved the right to terminate its services as Broker under the Plan at any time.

      (b) Allocation of Shares. Shares purchased by the Broker shall be allocated to the individual Account established for the benefit of each eligible director, in proportion to the respective amounts received for such eligible director's Account. Allocations shall be made in whole shares and in fractional shares.

      (c) Voting Rights. Shares of Common Stock held in an Account shall not be voted and shall not be deemed to be outstanding.


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      8. Purchase of Common Stock. From time to time, but no later than the 15th day of the month following the month any amounts would otherwise have been payable, the Corporation shall forward to the Broker (i) funds equivalent to the amount of each eligible director's Elective Deferrals, and (ii) funds equivalent to the amount of each eligible director's Dividend Account. As soon as the Broker considers it advisable, it shall apply such funds to the purchase of Common Stock in the market or in private transactions at prevailing market prices for the Accounts of the eligible directors.

      9. Value of Deferred Compensation Accounts. Within 90 days following the close of each fiscal year of the Corporation a statement will be sent to each eligible director as to the balance in the eligible director's Account as of the end of such fiscal year, including the number of Stock Units and the market price as of the close of such fiscal year with respect to the shares of Common Stock held in the Account by the Broker.

      10. Payment of Deferred Compensation. An eligible director's Stock Units shall be paid in shares of Common Stock in the manner elected in accordance with the provisions of paragraph 5(c) above. If annual installments are elected, the amount of the first payment shall be a fraction of the number of shares in the eligible director's Account, the numerator of which is one and the denominator of which is the total number of installments elected, rounded to the nearest whole share. The amount of each subsequent payment shall be a fraction of the number of shares in the eligible director's Account, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid, rounded to the nearest whole share. During any such installment payment period, the Corporation shall continue to maintain the Account as provided above and shall on each Dividend Payment Date transfer the credit balance from the Dividend Account to the Stock Account as provided above. In the event the eligible director has not made an election to have his or her Stock Units paid in installments before the time his or her Stock Units becomes payable, his or her Stock Units shall be paid in a lump sum in shares of Common Stock of the Corporation.

      11. Amount Payable on Death. In the event of an eligible director's death, the shares of Common Stock in the eligible director's Account shall be determined as of the date of death, and the shares shall be paid as soon as reasonably possible thereafter in the manner elected by the eligible director in accordance with the provisions of paragraph 5(c) above to the beneficiary or beneficiaries previously designated by the eligible director. Any such designation shall be in writing and delivered to the Corporation and may be changed by a later-dated designation. If there is no designation in effect, the Account shall be paid to the eligible director's estate.

      12. Resignation, Removal or Retirement. In the event of an eligible director's resignation, removal or retirement from the Board, the balance in the eligible director's Account shall be determined as of the effective date of such resignation, removal or retirement, and the Account shall be paid as soon as reasonably possible thereafter to the eligible director in the manner elected in accordance with the provisions of paragraph 5(c) above. For purposes of


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the Plan, retirement shall mean an eligible director's cessation of service on the Board on or after such eligible director's attainment of age 60.

      13. Financial Emergency. Notwithstanding the provisions of paragraphs 11 and 12 to the contrary, if, upon the written application of an eligible director, the Board determines that the eligible director has a financial emergency of such a substantial nature and beyond the director's individual control that payment of his or her Account is warranted, the Board may direct the payment to the eligible director of all or a portion of the Account and the time and manner of such payment, and the Board may direct such payments in other circumstances if, in the exercise of its independent judgment, it determines that circumstances beyond the eligible director's control warrant such action.

      14. Unfunded Promise to Pay: No Segregation of Funds or Assets. Neither anything contained in this Plan nor the establishment or maintenance of the Account shall require the segregation of any assets of the Corporation or any type of funding by the Corporation of such Accounts or the amounts payable therefrom, it being the intention of the parties that the Plan or the establishment and maintenance of the Account, be an unfunded arrangement for federal income tax purposes. No eligible director shall have any rights to or interests in any specific assets or shares of Common Stock by reason of the Plan, and his or her only rights to enforce payment of the obligations of the Corporation hereunder shall be those of a general creditor of the Corporation. In the event the Corporation establishes a trust or any other method of providing for its payment of the obligations created hereunder, such trust shall conform to the terms of the model trust described in Revenue Procedure 92-64, and it is expressly understood that no eligible director will have any interest therein other than as a general creditor of the Corporation.

      15. Changes in Capitalization. The number of Stock Units credited to each eligible director's Stock Account shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation. Appropriate adjustments shall also be made to reflect any recapitalization, reclassification of shares or reorganization affecting the capital structure of the Corporation. In the event of a merger or consolidation in which the Corporation is not the surviving corporation or in which the Corporation survives only as a subsidiary of another corporation, and in such transaction the holders of Common Stock of the Corporation become entitled to receive shares of stock or securities of the surviving corporation or any affiliate thereof, the eligible director's Stock Account shall be credited with that number of shares of securities of the surviving corporation (or affiliate) that would be exchanged for the shares of Common Stock of the Corporation in such transaction if such shares of Common Stock had been outstanding, and any cash or other consideration that would be receivable if such shares had been outstanding shall be paid to the eligible director.

      16. Compliance with Law. No shares of Common Stock shall be issued or transferred to an eligible director pursuant to the Plan unless and until all legal requirements


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applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Board.

      17. Rights Unsecured. The right of an eligible director to receive any unpaid portion of the eligible director's Account shall be an unsecured claim against the general assets of the Corporation.

      18. Nonassignability. The right of an eligible director to receive any unpaid portion of the eligible director's Accounts shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.

      19. Administration. This Plan shall be administered by the Board, which shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Corporation to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for an act or failure to act by such member or by any other member of the Board in connection with the Plan, except for such member's own willful misconduct or as expressly provided by statute.

      20. Amendment and Termination. This Plan may be amended, modified or terminated at any time by the Board, provided, that no such amendment, modification or termination shall, without the consent of an eligible director, adversely affect such eligible director's rights with respect to amounts theretofore credited to the eligible director's Account.

      21. Governing Law. To the extent not preempted by Federal law, the Plan shall be construed in accordance with and governed by the laws of the State of New York.